UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019 (January 27, 2019)

Versum Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-37664	47-5632014
(Commission File Number)	(I.R.S. Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 282-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 27, 2019, Versum Materials, Inc. (“Versum”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Entegris, Inc. (“Entegris”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Versum will merge with and into Entegris (the “Merger”), with Entegris surviving and continuing as the surviving corporation in the Merger, and, (2) at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Versum (other than shares owned by Versum (excluding any such shares owned by a Versum benefit plan or held on behalf of third parties)) will be converted into the right to receive 1.120 shares of common stock of Entegris, plus cash in lieu of any fractional shares that otherwise would have been issued. The shares of Entegris common stock to be issued in the Merger will be listed on the NASDAQ or the New York Stock Exchange. At the Effective Time, Entegris’s common stockholders will own approximately 52.5%, and Versum’s common stockholders will own approximately 47.5%, of the outstanding shares of common stock of the combined company on a fully diluted basis including exercisable options only.

The Board of Directors of each of Entegris and Versum unanimously approved the Merger Agreement and the transactions contemplated thereby.

Treatment of Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, (1) each outstanding Versum stock option will convert into a stock option relating to shares of Entegris common stock on the terms set forth in the Merger Agreement, (2) each outstanding Versum restricted stock unit will convert into a time-vesting Entegris restricted stock unit on the terms set forth in the Merger Agreement and (3) each outstanding Versum performance stock unit award will convert into a time-vesting Entegris restricted stock unit award on the terms set forth in the Merger Agreement. Performance goals applicable to Versum performance stock unit awards will be measured based on actual performance through the Effective Time.

Post-Closing Governance

The parties have agreed to certain governance-related matters, some of which will also be set forth in the amended and restated charter of the combined company at the Effective Time, subject to approval by Entegris’ stockholders.

At the Effective Time, Entegris’s Board of Directors will have nine members, including (1) four directors who prior to the Effective Time were members of Entegris’s Board of Directors (the “Entegris Designees”), (2) four directors who prior to the Effective Time were members of Versum’s Board of Directors, including the Chairman of Versum’s Board of Directors as of immediately prior to the Effective Time (the “Versum Designees”), and (3) the Chief Executive Officer of Entegris as of immediately prior to the Effective Time. The Merger Agreement requires each of the Entegris Designees and Versum Designees to meet the independence standards of the NASDAQ or the New York Stock Exchange, as applicable, with respect to Entegris as of the Effective Time.

At the Effective Time, the Chief Executive Officer of Entegris as of immediately prior to the Effective time will become the Chief Executive Officer of the combined company, and the Chairman of Versum’s Board of Directors as of immediately prior to the Effective Time will be appointed to serve as the Chairman of the Board of Directors of the combined company.

Subject to approval by the stockholders of Entegris, the certificate of incorporation of Entegris (the “Charter”) will be amended and restated to provide that for three years from the Effective Time, removal of the Chairman of the Board of Directors or the Chief Executive Officer will require the approval of 75% of the directors (the “Charter Amendment”).

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (1) a majority of the outstanding shares of common stock of both Entegris and Versum having approved adoption of the Merger Agreement, (2) the expiration or termination of any applicable waiting period, and the receipt of approvals, under U.S. and certain foreign antitrust and competition laws, (3) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (4) the effectiveness of the registration statement on Form S-4 to be filed by Entegris pursuant to which the shares of Entegris common stock to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”), (5) the authorization for listing of Entegris common stock to be issued in connection with the merger on the NASDAQ or the New York Stock Exchange and (6) the receipt by each party of a customary legal opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. tax code. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of Entegris and Versum relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Entegris and Versum, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the other party’s consent. Entegris and Versum also agreed to use their respective reasonable best efforts to cause the Merger to be consummated and to obtain regulatory approvals or expiration or termination of waiting periods, subject to certain exceptions, including that Entegris and Versum are not required to take any action that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, financial condition or results of operations of either party and its subsidiaries, taken as a whole, or of the combined company and its subsidiaries, taken as a whole, in each case, from and after the Effective Time.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, each of Entegris and Versum will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Entegris is required to call a meeting of its stockholders to vote upon the adoption of the Merger Agreement, to approve the issuance of Entegris common stock in connection with the Merger (the “Entegris Stock Issuance”) and to adopt the Charter Amendment and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement, approve the Entegris Stock Issuance and adopt the Charter Amendment. Versum is required to call a meeting of its stockholders to vote upon the adoption of the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement.

Termination

The Merger Agreement contains termination rights for each of Entegris and Versum, including, among others, (1) if the consummation of the Merger does not occur on or before January 28, 2020, subject to extension to April 28, 2020 in certain circumstances for the sole purpose of obtaining regulatory clearances and (2) subject to certain conditions, if such party wishes to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement). Upon termination of the Merger Agreement under specified circumstances, including the termination by Versum in the event of a change of recommendation by the Entegris Board of Directors or the termination by Entegris to enter into an agreement in connection with a Superior Proposal (as such term is defined in the Merger Agreement), Entegris would be required to pay Versum a termination fee of $155 million. In addition, upon termination of the Merger Agreement under reciprocal specified circumstances, including the termination by Versum in the event of a change of recommendation by the Entegris Board of Directors or by Versum to enter into an agreement providing for a Superior Proposal (as such term is defined in the Merger Agreement), Versum would be required to pay Entegris a termination fee of $140 million. In addition, if the Merger Agreement is terminated because of a failure of Versum’s stockholders or Entegris’s stockholders to approve the proposals required to complete the Merger (in circumstances where the other party’s stockholders have approved the proposals required to complete the Merger), Versum or Entegris, as applicable, may be required to reimburse the other party for its actual transaction expenses in an amount not to exceed $35 million. In no event will either party be entitled to receive more than one termination fee, net of any expense reimbursement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Entegris or Versum. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Entegris’s or Versum’s public disclosures, as applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 27, 2019, by and among Versum Materials, Inc. and Entegris, Inc.†

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Entegris and Versum Materials. In connection with the proposed transaction, Entegris intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Entegris and Versum Materials that also constitutes a prospectus of Entegris. Each of Entegris and Versum Materials also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Entegris and Versum Materials. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Entegris and Versum Materials, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Entegris will be available free of charge on Entegris’ website at http://www.entegris.com or by contacting Entegris’ Investor Relations Department by email at irelations@entegris.com or by phone at 978-436-6500. Copies of the documents filed with the SEC by Versum Materials will be available free of charge on Versum Materials’ website at investors.versummaterials.com or by phone at 484-275-5907.

Participants in the Solicitation

Entegris, Versum Materials and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Entegris is set forth in Entegris’ proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 28, 2018, and Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 15, 2018. Information about the directors and executive officers of Versum Materials is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on December 20, 2018, and Versum Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018, which was filed with the SEC on November 21, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Entegris or Versum Materials using the sources indicated above.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Entegris’ and Versum Materials’ control. Statements in this communication regarding Entegris, Versum Materials and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Entegris’ and Versum Materials’ business and future financial and operating results, the amount and timing of synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Entegris’ and Versum Materials’ control. These factors and risks include, but are not limited to, (i) weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for Entegris’ and Versum

Materials’ products and solutions; (ii) the ability to meet rapid demand shifts; (iii) the ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; (iv) the concentrated customer base; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) operational, political and legal risks of Entegris’ and Versum Materials’ international operations; (viii) Entegris’ dependence on sole source and limited source suppliers; (ix) the increasing complexity of certain manufacturing processes; (x) raw material shortages and price increases; (xi) changes in government regulations of the countries in which Entegris and Versum Materials operate; (xii) the fluctuation of currency exchange rates; (xiii) fluctuations in the market price of Entegris’ stock; (xiv) the level of, and obligations associated with, Entegris’ and Versum Materials’ indebtedness; and (xv) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Entegris’ businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Entegris’ and Versum Materials’ ability to obtain the approval of the proposed transaction by their shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Entegris’ and Versum Materials’ filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018, and Versum Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed on November 21, 2018 and in other periodic filings, available on the SEC website or www.entegris.com or www.versummaterials.com. Entegris and Versum Materials assume no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2019	Versum Materials, Inc.

	By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Senior Vice President, General Counsel and Secretary